UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2005, the Company announced the retirement of Rexford Yeisley, chief financial officer, chief accounting officer, treasurer and assistant secretary of the Company and its subsidiaries.  As a result of this announcement, the Company entered into a voluntary resignation agreement dated November 14, 2005 with Rexford Yeisley.  The agreement states that Mr. Yeisley will be paid through December 31, 2005 at a prorated amount of an annual salary of $315,000 in addition to a single sum payment of $60,000 for consulting services to be performed for six months beginning January 1, 2006.   Mr. Yeisley remains subject to obligations of confidentiality indefinitely, and non-competition and non-solicitation as set forth in the employment agreement.   Further, Rexford Yeisley entered into the waiver and release of claims agreement with the Company, referred to as Attachment "A"of the voluntary resignation agreement.

A copy of the agreements are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Voluntary Resignation Agreement dated November 14, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: November 17, 2005	By:	/s/ DONN MITCHELL
	Name:	Donn Mitchell
	Title:	Senior Vice President and Chief Accounting Officer